UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2003 enherent Corp.

(Exact name of registrant as specified in its charter)

Delaware	13-3914972
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

80 Lamberton Rd. Windsor, CT 06095
(Address of principal executive offices)

Registrant’s telephone number, including area code	(860) 687-2200

Item 7.  Financial Statements and Exhibits.

99.1	Press Release issued by enherent Corp. May 12, 2003*

*Filed herewith

Item 9.  Regulation FD Disclosure (the following discussion is furnished under “Item 12. Results of Operations and Financial Condition”)

In accordance with SEC Release No. 33-8216, the following information required to be furnished under “Item 12. Results of Operations and Financial Condition,” is furnished under “Item 9. Regulation FD Disclosure.”

On May 12, 2003, enherent Corp. (the “Company”) announced in a press release the Company’s preliminary results for its first quarter, ended March 31, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: May 16, 2003	By:	/s/ GEORGE WARMAN
George Warman,
Chief Financial Officer and Executive Vice President